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                                                                    EXHIBIT 99.1


[VISEON LOGO]
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VISEON ANNOUNCES THE APPOINTMENT OF JOHN O'DONNELL TO BOARD OF DIRECTORS
Wednesday September 8, 6:20 pm ET

DALLAS--(BUSINESS WIRE)--Sept. 8, 2004--Viseon, Inc. (OTCBB:VSNI - News), a global developer of broadband personal video communications solutions, today announced the appointment of Mr. John O'Donnell to its Board of Directors following the resignation of W.R. Howell.

Commenting on the transition of its Board of Directors, Viseon's president and chief executive officer John Harris stated, "We appreciate W.R.'s contribution and regret his departure. We are excited that we were able to quickly attract a qualified individual to fill the vacancy and welcome the addition of John O'Donnell and the insight he will offer based upon his years of experience in the video conferencing industry."

Mr. Howell stated, "I appreciate the opportunity to have been a part of developing the early strategies of Viseon and feel confident in the leadership of the Company as they move forward. I will watch their progress with keen interest as a shareholder, and provide any assistance that I can."

John O'Donnell is the President of Avteq Inc., a provider of peripheral equipment to the group visual communications market. Avteq's primary customers include the United States Government and a significant number of large video conferencing equipment resellers. Prior to his founding of Avteq, Mr. O'Donnell was the co-founder of NuVision Technologies, and served as its president and CEO through 1999. NuVision was acquired by Tandberg, ASA in early 1998. NuVision is often credited with having launched the Tandberg video conferencing sales efforts within the U.S. where it now has the number two market share position. Under Mr. O'Donnell's leadership NuVision became the first reseller for Polycom's entry into the video conferencing business in 1997. Polycom is now the largest manufacturer of video conferencing equipment in the world.

"I am honored to serve on the Viseon Board of Directors. I have known the Viseon management team for many years. Viseon's unique technologies and patents give them an edge in what is likely to be a multimillion-unit market in the near future. There are significant opportunities to provide visual communications capabilities to consumers in conjunction with broadband and VOIP providers," said Mr. O'Donnell.

ABOUT THE VISIFONE

The VisiFone(TM) is the world's first low-cost broadband videophone. It is a self-contained system that does not require a PC or any external equipment. The VisiFone operates on any broadband connection and home or office network including high-speed Internet connections via DSL or cable modem. The VisiFone is H.323 or SIP compliant and delivers up to 30 frames per second video and crisp audio quality utilizing 128k to 512k of bandwidth. It is compatible with virtually all corporate video conferencing systems, yet at $599, the VisiFone can be used by the over 20 million broadband connected U.S. homes.

ABOUT VISEON

Viseon has been developing, manufacturing and patenting video communication technologies for use by corporations, universities and government agencies since 1994. Its products have been sold under various brand names around the world including Philips, Canon, VTEL and Gentner. Viseon recently announced a strategy to deliver TV-quality broadband videophones to consumers and businesses directly and through relationships with broadband providers. Viseon currently owns U.S. patent numbers 5,802,281, 6,073,192, 6,397,275, 6,519,662 and number 6,654,825.
Viseon also holds patents in 18 European and Asian countries and has additional patents pending.


CONTACT
8445 Freeport Parkway
Suite 245
Dallas, Texas  75063
www.viseon.com

mbrownlee@viseon.com
972-906-6300

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Statements in this news release regarding Viseon's business that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements involve risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, including adverse business or market conditions, the ability to secure and satisfy customers, the availability and cost of materials from suppliers, adverse competitive developments, change in or cancellation of customer requirements, and other risks described in the Company's Annual Report on Form 10-KSB for the most recently ended fiscal year.